Central Bancompany, Inc. Reports First Quarter 2026 Results First Quarter 2026 Financial Highlights • GAAP net income of $111.1 million, or $0.46 per fully diluted share, compared to $107.6 million and $0.47 in the prior quarter and $94.8 million, or $0.43 per fully diluted share in the prior year quarter • GAAP net interest income of $208.6 million, reflecting a GAAP net interest margin (“NIM”) of 4.32% compared to 4.38% in the prior quarter and 4.19% in the prior year quarter • Average total loans held for investment of $11.5 billion, quarterly increase of $0.1 billion, or 1.2% growth from the prior quarter • Average total deposits of $15.5 billion, seasonally higher from last quarter and an increase of $0.8 billion or 5.2% from prior year quarter • Repurchased over 1.3 million shares at an average price of $24.03 • Return on average assets (“ROAA”) of 2.20% • Efficiency ratio of 46.3% and efficiency ratio (FTE)1 of 45.7% JEFFERSON CITY, MO. (April 28, 2026 / GLOBE NEWSWIRE) — Central Bancompany, Inc. (Nasdaq: CBC) (“Central Bancompany”, “the Company”, or “CBC”), the bank holding company for The Central Trust Bank (the “Bank”), today announced preliminary financial results for the first quarter 2026. John “JR” Ross, President and Chief Executive Officer of Central Bancompany, commented "We are pleased to announce solid financial results for the first quarter of 2026. First quarter net income was $111.1 million, or $0.46 per fully diluted share, reflecting a 2.20% ROA and a 46.3% efficiency ratio. We’ve grown net income by $16.3 million, or 17%, from the first quarter of 2025. We were encouraged by loan growth in the quarter, with ending loans excluding other consumer up nearly 6% annualized quarter-over-quarter. Our teams grew average deposits by $0.8 billion, or 5%, including growth of over $400 million in average noninterest-bearing demand balances from the prior year quarter’s balances.” “We reaffirmed our commitment to capital deployment during the quarter by increasing our ordinary quarterly dividend by 118% to $0.12 per share and repurchasing $32 million of our outstanding shares to take advantage of attractive prices and expanded market liquidity,” Ross continued. “We were humbled to again be included as one of America’s Best Banks by Forbes, as well as being named the best performing U.S. public bank with more than $10 billion in assets by S&P Global Market Intelligence. Recognition from such leading organizations is a direct result of legendary service that our employees provide their customers and our communities, and I would like to thank them for driving a successful start to 2026.” Net Interest Income and Net Interest Margin The Company reported net interest income of $208.6 million in the first quarter of 2026, reflecting a GAAP net interest margin of 4.32% (4.36% on an FTE basis1). Net interest income increased $19.3 million from the first quarter of 2025, driven by solid underlying average earning asset growth of $1.3 billion, or 7%, resulting from growing deposits, earnings retention and our IPO. These funds have largely been invested in securities and short-term earning assets. From the end of 2025, average earning assets have grown by nearly $1.0 billion. Notably, in the first quarter of 2026, loans grew at an annualized rate of 6% excluding the reduction in other consumer loans. Compared with the first quarter of 2025, the net interest margin grew to 4.32% from 4.19% in the prior year quarter. Average earning assets for the quarter totaled $19.6 billion, an increase of $1.3 billion, or 7% from the first quarter of 2025, and $0.9 billion or 5% from prior quarter. Average total loans held for investment were $11.5 billion for the first quarter of 2026, declining slightly by $0.1 billion, or less than 1% from the prior year quarter. During that period of time, indirect consumer lending has been reduced and the consumer leasing portfolio was sold. Excluding other consumer loans, which included both indirect consumer loans and consumer leases, average total loans held for investment increased $0.4 billion or 3% from loan growth spread across a number of categories and markets. Total loans ended the quarter at $11.5 billion, $63 million above the average for the quarter, reflecting continued loan growth momentum. Exhibit 99.1 1 1This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.

Average total deposits were $15.5 billion for the first quarter of 2026, an increase of $0.8 billion, or 5% from prior year quarter. The increase from the prior year quarter was driven by higher noninterest bearing deposits, which rose $0.4 billion, or 9%, and non- maturity interest bearing deposits, which were up $0.4 billion or 5%. All significant customer segments reported deposit growth, with commercial deposits up 9% over the prior year quarter. The 13 basis point increase in the net interest margin from the prior year quarter reflected actions taken to invest short-term earning assets into the securities portfolio and actions taken to reduce the overall cost of deposits commensurate with lower short-term market rates. On a linked quarter basis, the decline in the net interest margin to 4.32% from 4.38% reflected higher levels of deposit funding being invested in short-term earning assets and the securities portfolio, resulting in additional net interest income albeit at a temporarily lower net interest margin on these incremental funds. Provision for credit losses The provision for credit losses was $3.1 million for the first quarter of 2026, an increase of 4.3% from the prior quarter driven primarily by loan growth and net charge-offs of $2.9 million. The allowance for credit losses ended the quarter at $149.9 million, representing 1.30% of loans held for investment and remaining largely consistent with the prior quarter, reflecting stable credit quality trends. Noninterest income Total noninterest income was $65.1 million for the first quarter of 2026, an increase of $6.3 million or 10.7% from the prior year quarter, reflecting higher wealth management revenues and a $1.7 million gain, recognized in other income, from the final liquidation of the consumer lease portfolio. Other categories of noninterest income experienced solid growth from the prior year quarter, reflecting healthy underlying customer activity and continued momentum across core fee-based revenue streams, underscoring the durability of these businesses. Noninterest expense Noninterest expense totaled $126.6 million for the first quarter of 2026, an increase of $4.4 million from the first quarter 2025. Salaries and benefits expenses increased $4.8 million, or 7%, primarily reflecting higher performance based compensation and regular merit increases. Full-time equivalents were flat to the prior year quarter. Legal and professional fees also rose $1.2 million from the prior year quarter reflecting an increase in technology improvement initiatives and additional costs associated with being a public company. Other expenses decreased $2.2 million from the prior year quarter across several expense categories. As a result of disciplined expense management and consistent growth in total revenue, our efficiency ratio (FTE)1 improved to 45.7% for the quarter, compared to 47.0% in the prior quarter and 48.7% in the first quarter of the prior year, underscoring continued operating leverage. Provision for income taxes The first quarter 2026 provision for income taxes was $32.9 million, $0.7 million higher than the prior quarter primarily driven by the increase in book income quarter over quarter. The current quarter’s effective tax rate of 22.8% is consistent with the effective tax rate for the full-year 2025. Asset quality Asset quality remained strong. Nonperforming loans at March 31, 2026 were $52.1 million, or 45 basis points of loans held for investment, up from 43 basis points at the end of the prior year quarter. Net charge-offs were $2.9 million for the quarter, 10 basis points (annualized) of average total loans. Credit costs remained in line with prior quarters. Delinquent loans at March 31, 2026 were $45.0 million, or 39 basis points of loans held for investment, as compared to 34 basis points at the end of the prior year quarter. Capital Capital levels at March 31, 2026 remained very strong. Our CET1 ratio was 28.6% and represented $1.9 billion of excess capital when compared to our long-term CET1 target of 13.5%. The Bank’s CET1 ratio was 12.9% at March 31, 2026. The difference in the consolidated capital ratio and the capital ratio at the Bank represents capital that is readily available to be deployed. Our book value per share at March 31, 2026 was $15.84 per share, whereas our tangible book value was $14.38 per share1, of which $6.58 per share represents core tangible book value, with the remaining $7.80 per share attributable to excess capital. 2

Conference Call and Webcast Information The Company will host a conference call and webcast at 9:00 a.m. CT on Tuesday, April 28, 2026. The call may include discussion of Company developments, forward-looking statements and other material information about business and financial matters. This press release and a related slide presentation will be accessible on the Company’s investor relations website https://investor.centralbank.net. The call can be accessed via this same website or by using the following link: https://edge.media-server.com/mmc/p/jwuqmnmy. A recorded replay of the conference call will be available on the website after the call’s completion. About Central Bancompany, Inc. Central Bancompany, Inc. is a bank holding company headquartered in Jefferson City, Missouri, with approximately $20.5 billion in assets as of March 31, 2026. Its banking subsidiary, The Central Trust Bank, has been serving businesses and customers since 1902. The bank is built on a strong foundation of people, community service, and technology. The Central Trust Bank is a Missouri state- chartered trust company with banking powers and a Federal Reserve state member bank, serving consumers and businesses in Missouri, Kansas, Oklahoma, Colorado, and Florida. Divisions of The Central Trust Bank include Central Trust Company and Central Investment Advisors. Non-GAAP Financial Information In this release, we provide information about certain non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (“GAAP”) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures and the nearest comparable GAAP financial measures are reconciled later in this release. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. The non- GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. Cautionary Note Regarding Forward-Looking Statements This press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have based the forward-looking statements contained herein on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in Part I Item 1A - "Risk Factors" and Part II Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 2025 Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. These forward-looking statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Media Contact: Investor Relations Contact: Dan Westhues Charlie Martin SEVP, Chief Customer Officer Corporate Development Officer Central Bancompany, Inc. Central Bancompany, Inc. dan.westhues@centralbank.net charlie.martin@centralbank.net (573) 634-1281 (314) 686-7007 3

Current quarter, prior quarter and prior year quarter information is provided on pages 4-7 below.

Central Bancompany, Inc. and Subsidiaries

Quarterly Consolidated Balance Sheets *(unaudited)*

(dollars in thousands, except per common share data)

	Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
Assets							
Cash and due from banks	$ 190,868	$ 258,588	$ 319,668	$ (67,720)	(26.2)%	$ (128,800)	(40.3)%
Short-term earning assets	1,187,368	1,806,594	1,230,602	(619,226)	(34.3)%	(43,234)	(3.5)%
Investment securities	6,791,275	6,422,352	5,802,740	368,923	5.7 %	988,535	17.0 %
Loans held for investment:							
Construction and development	512,681	570,749	489,243	(58,068)	(10.2)%	23,438	4.8 %
Commercial, financial & agricultural	1,740,689	1,761,287	1,767,642	(20,598)	(1.2)%	(26,953)	(1.5)%
Non-owner-occupied commercial real estate [1]	3,267,008	3,150,269	3,278,281	116,739	3.7 %	(11,273)	(0.3)%
Owner-occupied commercial real estate	1,583,461	1,580,260	1,608,046	3,201	0.2 %	(24,585)	(1.5)%
Commercial real estate	4,850,469	4,730,529	4,886,327	119,940	2.5 %	(35,858)	(0.7)%
Total commercial loans	7,103,839	7,062,565	7,143,212	41,274	0.6 %	(39,373)	(0.6)%
Residential mortgage loans [2]	3,423,146	3,321,101	3,112,039	102,045	3.1 %	311,107	10.0 %
Home equity lines of credit	422,737	410,845	357,655	11,892	2.9 %	65,082	18.2 %
Consumer credit card	93,171	98,310	87,669	(5,139)	(5.2)%	5,502	6.3 %
Other consumer loans	499,019	551,395	835,039	(52,376)	(9.5)%	(336,020)	(40.2)%
Total residential and consumer loans	4,438,073	4,381,651	4,392,402	56,422	1.3 %	45,671	1.0 %
Total unpaid principal balance	11,541,912	11,444,216	11,535,614	97,696	0.9 %	6,298	0.1 %
Add: Unearned income	(9,342)	(9,611)	(23,677)	269	(2.8)%	14,335	(60.5)%
Loans held for investment	11,532,570	11,434,605	11,511,937	97,965	0.9 %	20,633	0.2 %
Less: Allowance for credit losses	(149,889)	(149,674)	(153,738)	(215)	0.1 %	3,849	(2.5)%
Net loans	11,382,681	11,284,931	11,358,199	97,750	0.9 %	24,482	0.2 %
Loans held for sale	29,457	54,119	19,856	(24,662)	(45.6)%	9,601	48.4 %
Land, buildings, and equipment, net	221,577	215,931	214,602	5,646	2.6 %	6,975	3.3 %
Goodwill and intangibles	350,859	351,664	354,084	(805)	(0.2)%	(3,225)	(0.9)%
Other assets	302,286	357,799	284,709	(55,513)	(15.5)%	17,577	6.2 %
Total assets	**$ 20,456,371**	**$ 20,751,978**	**$ 19,584,460**	**$ (295,607)**	**(1.4)%**	**$ 871,911**	**4.5 %**
Liabilities and Stockholders' Equity							
Deposits:							
Noninterest-bearing demand	$ 5,563,373	$ 5,615,652	$ 5,335,974	$ (52,279)	(0.9)%	$ 227,399	4.3 %
Savings and interest-bearing demand	8,284,962	8,611,895	8,054,662	(326,933)	(3.8)%	230,300	2.9 %
Time	1,617,106	1,635,078	1,682,101	(17,972)	(1.1)%	(64,995)	(3.9)%
Total deposits	15,465,441	15,862,625	15,072,737	(397,184)	(2.5)%	392,704	2.6 %
Federal funds purchased and customer repurchase agreements	1,066,923	1,011,851	1,097,440	55,072	5.4 %	(30,517)	(2.8)%
Total customer funds	16,532,364	16,874,476	16,170,177	(342,112)	(2.0)%	362,187	2.2 %
Other liabilities	125,681	93,525	170,656	32,156	34.4 %	(44,975)	(26.4)%
Total liabilities	**16,658,045**	**16,968,001**	**16,340,833**	**(309,956)**	**(1.8)%**	**317,212**	**1.9 %**
Stockholders' equity:							
Common equity	3,983,174	3,900,011	3,433,445	83,163	2.1 %	549,729	16.0 %
Accumulated other comprehensive (loss)	(54,051)	(16,872)	(90,865)	(37,179)	220.4 %	36,814	(40.5)%
Less: Treasury stock	(130,797)	(99,162)	(98,953)	(31,635)	31.9 %	(31,844)	32.2 %
Total stockholders' equity	**3,798,326**	**3,783,977**	**3,243,627**	**14,349**	**0.4 %**	**554,699**	**17.1 %**
Total liabilities and stockholders' equity	**$ 20,456,371**	**$ 20,751,978**	**$ 19,584,460**	**$ (295,607)**	**(1.4)%**	**$ 871,911**	**4.5 %**

[1] Non-owner occupied commercial real estate loans updated presentation to include multi-family loans

[2] Residential mortgage loans updated presentation to include residential construction and development

4

Central Bancompany, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income *(unaudited)*

	Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
			(dollars in thousands, except per common share data)				
Interest income:							
Loans	$ 176,076	$ 178,961	$ 176,274	$ (2,885)	(1.6)%	$ (198)	(0.1)%
Investment securities	67,983	64,582	53,405	3,401	5.3 %	14,578	27.3 %
Short-term earning assets	13,995	11,741	10,530	2,254	19.2 %	3,465	32.9 %
Total interest income	258,054	255,284	240,209	2,770	1.1 %	17,845	7.4 %
Interest expense:							
Deposits	43,425	43,133	43,730	292	0.7 %	(305)	(0.7)%
Federal funds purchased and customer repurchase agreements	6,012	5,688	7,206	324	5.7 %	(1,194)	(16.6)%
Total interest expense	49,437	48,821	50,936	616	1.3 %	(1,499)	(2.9)%
Net interest income	**208,617**	**206,463**	**189,273**	**2,154**	**1.0 %**	**19,344**	**10.2 %**
Provision for credit losses	**3,146**	**3,016**	**2,920**	**130**	**4.3 %**	**226**	**7.7 %**
Noninterest income:							
Service charges and commissions	14,413	14,553	13,944	(140)	(1.0)%	469	3.4 %
Payment services revenue	16,370	17,063	15,976	(693)	(4.1)%	394	2.5 %
Brokerage services	7,936	7,701	6,714	235	3.1 %	1,222	18.2 %
Fees for fiduciary services	14,307	14,214	12,463	93	0.7 %	1,844	14.8 %
Mortgage banking revenues, net	9,536	9,408	8,727	128	1.4 %	809	9.3 %
Investment securities gains, net	-	-	109	-	— %	(109)	(100.0)%
Other income	2,526	2,832	855	(306)	(10.8)%	1,671	195.4 %
Total noninterest income	**65,088**	**65,771**	**58,788**	**(683)**	**(1.0)%**	**6,300**	**10.7 %**
Less: Investment securities gains, net	-	-	109	-	— %	(109)	(100.0)%
Total adjusted noninterest income [1]	**65,088**	**65,771**	**58,679**	**(683)**	**(1.0)%**	**6,409**	**10.9 %**
Noninterest expenses:							
Salaries and employee benefits	76,039	76,799	71,247	(760)	(1.0)%	4,792	6.7 %
Net occupancy and equipment	12,166	12,731	11,847	(565)	(4.4)%	319	2.7 %
Computer software and maintenance	5,977	5,241	6,056	736	14.0 %	(79)	(1.3)%
Marketing and business development	4,556	5,476	4,959	(920)	(16.8)%	(403)	(8.1)%
Legal and professional fees	6,065	5,923	4,878	142	2.4 %	1,187	24.3 %
Bankcard processing, rewards and related cost	7,753	7,595	7,022	158	2.1 %	731	10.4 %
Other expenses	14,060	15,749	16,252	(1,689)	(10.7)%	(2,192)	(13.5)%
Total noninterest expenses	**126,616**	**129,514**	**122,261**	**(2,898)**	**(2.2)%**	**4,355**	**3.6 %**
Income before income taxes	143,943	139,704	122,880	4,239	3.0 %	21,063	17.1 %
Income taxes	32,855	32,113	28,082	742	2.3 %	4,773	17.0 %
Net income	**$ 111,088**	**$ 107,591**	**$ 94,798**	**$ 3,497**	**3.3 %**	**$ 16,290**	**17.2 %**
Less: Investment securities gains, net of taxes	-	-	83	-	— %	(83)	(100.0)%
Adjusted net income [1]	**$ 111,088**	**$ 107,591**	**$ 94,715**	**$ 3,497**	**3.3 %**	**$ 16,373**	**17.3 %**
End of period shares	239,787	241,106	220,735	(1,319)	(0.5)%	19,052	8.6 %
Weighted average fully diluted shares	240,637	229,267	219,951	11,370	5.0 %	20,690	9.4 %
Net income per common share - diluted	$ 0.46	$ 0.47	$ 0.43	$ (0.01)	(1.5)%	$ 0.03	7.2 %
Adjusted net income [1] per common share - diluted	$ 0.46	$ 0.47	$ 0.43	$ (0.01)	(1.5)%	$ 0.03	7.3 %
Dividends / share	$ 0.120	$ 0.155	$ 0.055	$ (0.035)	(22.6)%	$ 0.065	118.2 %

[1] These are non-GAAP financial measures management believes are helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measures. Further information on these financial measures and reconciliations to the most comparable GAAP financial measures are provided at the end of this release.

5

Central Bancompany, Inc. and Subsidiaries

Quarterly Summary of Financial Results *(unaudited)*

	Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
	(dollars in thousands, except per common share data and other information)						
Financial Ratios (GAAP)							
Net interest margin	4.32 %	4.38 %	4.19 %	(0.06)%	(1.37)%	0.13 %	3.00 %
Return on average total assets	2.20 %	2.17 %	2.00 %	0.03 %	1.19 %	0.19 %	9.54 %
Return on average common equity	11.8 %	12.1 %	12.1 %	(0.4)%	(2.9)%	(0.3)%	(2.6)%
Fee income ratio	23.8 %	24.2 %	23.7 %	(0.4)%	(1.6)%	0.1 %	0.3 %
Efficiency ratio	46.3 %	47.6 %	49.3 %	(1.3)%	(2.8)%	(3.0)%	(6.1)%
Effective tax rate	22.8 %	23.0 %	22.9 %	(0.2)%	(0.7)%	— %	(0.1)%
Financial Ratios (Non-GAAP) [1]							
Net interest margin (FTE) [2]	4.36 %	4.41 %	4.23 %	(0.06)%	(1.31)%	0.13 %	3.03 %
Adjusted return on average total assets	2.20 %	2.17 %	2.00 %	0.03 %	1.19 %	0.19 %	9.63 %
Adjusted return on average common equity	11.8 %	12.1 %	12.1 %	(0.4)%	(2.9)%	(0.3)%	(2.6)%
Return on average tangible common equity	13.0 %	13.5 %	13.7 %	(0.5)%	(3.8)%	(0.7)%	(4.8)%
Adjusted return on average tangible common equity	13.0 %	13.5 %	13.7 %	(0.5)%	(3.8)%	(0.7)%	(4.8)%
Adjusted fee income ratio	23.8 %	24.2 %	23.7 %	(0.4)%	(1.6)%	0.1 %	0.5 %
Efficiency ratio (FTE) [2]	45.7 %	47.0 %	48.7 %	(1.3)%	(2.8)%	(3.0)%	(6.2)%
Net Interest Margin & Yields							
Interest-earning cash yield [2]	3.86 %	4.11 %	4.65 %	(0.25)%	(6.0)%	(0.79)%	(17.1)%
Investment securities yield [2]	4.23 %	4.19 %	3.79 %	0.04 %	0.9 %	0.44 %	11.7 %
Loan yield [2]	6.24 %	6.27 %	6.20 %	(0.03)%	(0.5)%	0.04 %	0.7 %
Cost of deposits	1.13 %	1.14 %	1.20 %	(0.01)%	(0.5)%	(0.07)%	(5.6)%
Cost of funds	1.21 %	1.21 %	1.30 %	— %	(0.1)%	(0.10)%	(7.3)%
Loan to deposit ratio	74.8 %	72.4 %	76.5 %	2.3 %	3.2 %	(1.7)%	(2.3)%
Interest-free funds ratio	43.4 %	43.1 %	41.1 %	0.3 %	0.7 %	2.3 %	5.5 %
Interest-earning asset yield [2]	5.38 %	5.45 %	5.36 %	(0.07)%	(1.3)%	0.02 %	0.4 %
Cost of total interest-bearing liabilities	1.81 %	1.82 %	1.92 %	(0.01)%	(0.7)%	(0.11)%	(5.7)%
Net interest spread	3.57 %	3.63 %	3.44 %	(0.06)%	(1.6)%	0.13 %	3.8 %
Benefit of interest-free funds	0.79 %	0.79 %	0.79 %	— %	— %	— %	(0.4)%
Net interest margin (FTE)[1, 2]	4.36 %	4.41 %	4.23 %	(0.06)%	(1.3)%	0.13 %	3.0 %
Other Information							
Number of full service offices	156	155	153	1	0.6 %	3	2.0 %
Full-time equivalent employees	2,918	2,905	2,918	13	0.4 %	—	— %
Consolidated Capital Ratios							
Tier 1 capital ratio	28.6 %	28.1 %	24.4 %	0.6 %	2.0 %	4.2 %	17.3 %
Total risk-based capital ratio	29.9 %	29.3 %	25.7 %	0.6 %	1.9 %	4.2 %	16.3 %
Tier 1 leverage ratio	17.4 %	17.9 %	15.8 %	(0.5)%	(2.8)%	1.6 %	10.0 %
Common equity tier 1 ratio	28.6 %	28.1 %	24.4 %	0.6 %	2.0 %	4.2 %	17.3 %
Total stockholders' equity to total assets	18.6 %	18.2 %	16.6 %	0.3 %	1.8 %	2.0 %	12.1 %
Tangible common equity to tangible assets (non-GAAP)[1]	17.1 %	16.8 %	15.0 %	0.3 %	1.9 %	2.1 %	14.1 %
Risk-weighted assets	$ 12,343	$ 12,403	$ 12,340	$ (60)	(0.5)%	$ 3	— %
Book value per share	$ 15.84	$ 15.69	$ 14.69	$ 0.15	0.9 %	$ 1.15	7.8 %
Tangible book value per share (non-GAAP)[1]	$ 14.38	$ 14.24	$ 13.09	$ 0.14	1.0 %	$ 1.29	9.8 %
Bank-Level Ratios							
Tier 1 capital ratio	12.9 %	12.9 %	13.3 %	— %	0.3 %	(0.4)%	(3.1)%
Total risk-based capital ratio	14.1 %	14.1 %	14.6 %	— %	0.3 %	(0.4)%	(3.0)%
Tier 1 leverage ratio	7.9 %	8.2 %	8.6 %	(0.3)%	(3.9)%	(0.7)%	(8.5)%
Common equity Tier 1 ratio	12.9 %	12.9 %	13.3 %	— %	0.3 %	(0.4)%	(3.1)%

[1] These are non-GAAP financial measures management believes are helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measures. Further information on these financial measures and reconciliations to the most comparable GAAP financial measures are provided at the end of this release.

[2] Fully-tax equivalent basis.

6

Central Bancompany, Inc. and Subsidiaries

Quarterly Summary of Financial Results *(unaudited)*

	Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
Asset Quality							
Allowance for credit losses / loans held for investment	1.30 %	1.31 %	1.34 %	(0.01)%	(0.7)%	(0.04)%	(2.7)%
Allowance for credit losses	$ 149,889	$ 149,674	$ 153,738	$ 215	0.1 %	$ (3,849)	(2.5)%
Allowance for unfunded loan commitments	$ 369	$ 349	$ 490	$ 20	5.7 %	$ (121)	(24.7)%
Allowance for investment securities	$ 10	$ 10	$ 22	$ —	— %	$ (12)	(54.5)%
Nonperforming loans / loans held for investment	0.45 %	0.40 %	0.43 %	0.05 %	12.2 %	0.02 %	5.2 %
Nonperforming loans	$ 52,075	$ 46,006	$ 49,391	$ 6,069	13.2 %	$ 2,684	5.4 %
Nonperforming commercial loans	$ 23,071	$ 17,245	$ 19,729	$ 5,826	33.8 %	$ 3,342	16.9 %
Nonperforming consumer loans	$ 29,004	$ 28,761	$ 29,662	$ 243	0.8 %	$ (658)	(2.2)%
Nonperforming assets / total assets	0.27 %	0.25 %	0.28 %	0.02 %	7.0 %	(0.02)%	(5.5)%
Nonperforming assets	$ 54,823	$ 51,960	$ 55,520	$ 2,863	5.5 %	$ (697)	(1.3)%
Net charge-offs / average loans	0.10 %	0.10 %	0.12 %	— %	3.6 %	(0.02)%	(15.1)%
Net charge-offs	$ 2,910	$ 2,841	$ 3,453	$ 69	2.4 %	$ (543)	(15.7)%
Commercial net charge-offs	$ 317	$ 770	$ 1,169	$ (453)	(58.8)%	$ (852)	(72.9)%
Consumer net charge-offs	$ 2,593	$ 2,071	$ 2,284	$ 522	25.2 %	$ 309	13.5 %

Central Bancompany, Inc. and Subsidiaries

Quarterly Average Consolidated Balance Sheets *(unaudited)*

(dollars in thousands)

	Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
Average Assets							
Cash and due from banks	$ 185,128	$ 187,628	$ 188,038	$ (2,500)	(1.3)%	$ (2,910)	(1.5)%
Short-term earning assets	1,531,094	1,180,781	955,427	350,313	29.7 %	575,667	60.3 %
Investment securities	6,564,377	6,154,552	5,765,263	409,825	6.7 %	799,114	13.9 %
Loans held for investment	11,469,527	11,335,992	11,565,417	133,535	1.2 %	(95,890)	(0.8)%
Less allowance for credit losses	(149,545)	(149,126)	(153,760)	(419)	0.3 %	4,215	(2.7)%
Net loans	11,319,982	11,186,866	11,411,657	133,116	1.2 %	(91,675)	(0.8)%
Loans held for sale	22,274	33,068	17,569	(10,794)	(32.6)%	4,705	26.8 %
Land, buildings, and equipment, net	217,629	216,211	215,867	1,418	0.7 %	1,762	0.8 %
Goodwill and intangibles	351,380	352,186	354,612	(806)	(0.2)%	(3,232)	(0.9)%
Other assets	321,631	354,945	266,704	(33,314)	(9.4)%	54,927	20.6 %
Total assets	**$ 20,513,495**	**$ 19,666,237**	**$ 19,175,137**	**$ 847,258**	**4.3 %**	**$ 1,338,358**	**7.0 %**
Average Liabilities							
Noninterest-bearing demand	$ 5,512,732	$ 5,375,187	$ 5,074,272	$ 137,545	2.6 %	$ 438,460	8.6 %
Savings and interest-bearing demand	8,381,593	7,962,083	8,004,524	419,510	5.3 %	377,069	4.7 %
Time	1,631,224	1,671,731	1,685,989	(40,507)	(2.4)%	(54,765)	(3.2)%
Total deposits	15,525,549	15,009,001	14,764,785	516,548	3.4 %	760,764	5.2 %
Federal funds purchased and customer repurchase agreements	1,072,669	1,004,520	1,084,995	68,149	6.8 %	(12,326)	(1.1)%
Total customer funds	16,598,218	16,013,521	15,849,780	584,697	3.7 %	748,438	4.7 %
Other liabilities	85,692	129,327	143,694	(43,635)	(33.7)%	(58,002)	(40.4)%
Total liabilities	**16,683,910**	**16,142,848**	**15,993,474**	**541,062**	**3.4 %**	**690,436**	**4.3 %**
Average Stockholders' Equity							
Common equity	3,957,717	3,650,132	3,405,171	307,585	8.4 %	552,546	16.2 %
Accumulated other comprehensive loss	(24,857)	(27,585)	(124,265)	2,728	(9.9)%	99,408	(80.0)%
Treasury stock	(103,275)	(99,158)	(99,243)	(4,117)	4.2 %	(4,032)	4.1 %
Total stockholders' equity	**3,829,585**	**3,523,389**	**3,181,663**	**306,196**	**8.7 %**	**647,922**	**20.4 %**
Total liabilities and stockholders' equity	**$ 20,513,495**	**$ 19,666,237**	**$ 19,175,137**	**$ 847,258**	**4.3 %**	**$ 1,338,358**	**7.0 %**
Average interest-earning assets	$ 19,587,272	$ 18,704,393	$ 18,303,676	$ 882,879	4.7 %	$ 1,283,596	7.0 %
Average interest-bearing liabilities	11,085,486	10,638,334	10,775,508	447,152	4.2 %	309,978	2.9 %
Average interest-free funds	8,501,786	8,066,059	7,528,168	435,727	5.4 %	973,618	12.9 %

7

Non-GAAP Financial Measures Reconciliations

In this release, we provide information about certain non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies.

We disclose net interest income and related ratios and analysis on a fully taxable-equivalent ("FTE") basis, which may be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.

We evaluate our profitability and performance based on adjusted net income, adjusted total revenue, adjusted noninterest income, adjusted fee income and adjusted return on average total assets. We adjust each of these measures to exclude the loss on the expected sale of the consumer loan portfolio in one of our markets and adjustments that resulted from certain investment portfolio repositioning activities during the periods presented that we consider to be outside of the ordinary course of business. We believe this allows investors to assess our net income, total revenue and noninterest income exclusive of the impact of changes outside the ordinary course of business. Similarly, we evaluate our operational efficiency based on tangible noninterest expense and our adjusted efficiency ratio, which excludes the effect of amortization of intangibles (a non-cash expense item) as well as the exclusions mentioned previously in this paragraph, and includes the tax benefit associated with our tax-advantaged loans.

We evaluate our financial condition based on the ratios of our tangible common equity to our tangible assets, tangible book value per share, return and adjusted return on average common equity, and return and adjusted return on average tangible common equity. Our calculation of these ratios allows readers to assess our stockholders' equity, exclusive of the effect of our goodwill and other intangible assets.

Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

Central Bancompany, Inc. and Subsidiaries

Quarterly Reconciliation of non-GAAP Measures *(unaudited)*

		Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
		(dollars in thousands, except share and per share data)						
Interest income (FTE), net interest income (FTE) and net interest margin (FTE)								
Interest income		$ 258,054	$ 255,284	$ 240,209	$ 2,770	1.1%	$ 17,845	7.4 %
Add: Tax-equivalent adjustment [1]		1,804	1,658	1,581	146	8.8%	223	14.1 %
Interest income (FTE) (non-GAAP)		$ 259,858	$ 256,942	$ 241,790	$ 2,916	1.1%	$ 18,068	7.5 %
Net interest income	{a}	$ 208,617	$ 206,463	$ 189,273	$ 2,154	1.0%	$ 19,344	10.2 %
Add: Tax-equivalent adjustment [1]		1,804	1,658	1,581	146	8.8%	223	14.1 %
Net interest income (FTE) (non-GAAP)	{b}	$ 210,421	$ 208,121	$ 190,854	$ 2,300	1.1%	$ 19,567	10.3 %
Average interest-earning assets	{c}	$19,587,272	$18,704,393	$18,303,676	$882,879	4.7%	$1,283,596	7.0 %
Net interest margin [2]	{a ÷ c}	**4.32 %**	**4.38 %**	**4.19 %**	**(0.06)%**	**(1.4)%**	**0.13 %**	**3.0 %**
Net interest margin (FTE) (non-GAAP) [2]	{b ÷ c}	**4.36 %**	**4.41 %**	**4.23 %**	**(0.06)%**	**(1.3)%**	**0.13 %**	**3.0 %**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the quarters are presented on an annualized basis.

8

Central Bancompany, Inc. and Subsidiaries

Quarterly Reconciliation of non-GAAP Measures *(unaudited)*

		Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
		(dollars in thousands, except share and per share data)						
Adjusted noninterest income, adjusted total revenue and adjusted fee income ratio								
Noninterest income	{a}	$ 65,088	$ 65,771	$ 58,788	$ (683)	(1.0)%	$ 6,300	10.7 %
Less: Investment securities gains, net		—	—	109	—	— %	(109)	(100.0)%
Adjusted noninterest income (non-GAAP)	{b}	$ 65,088	$ 65,771	$ 58,679	(683)	(1.0)%	6,409	10.9 %
Net interest income		$ 208,617	$ 206,463	$ 189,273	2,154	1.0 %	19,344	10.2 %
Noninterest income		65,088	65,771	58,788	(683)	(1.0)%	6,300	10.7 %
Total revenue	{c}	273,705	272,234	248,061	1,471	0.5 %	25,644	10.3 %
Less: Investment securities gains, net		—	—	109	—	— %	(109)	(100.0)%
Adjusted total revenue (non-GAAP)	{d}	$ 273,705	$ 272,234	$ 247,952	$ 1,471	0.5 %	$25,753	10.4 %
Fee income ratio	{a ÷ c}	**23.8 %**	**24.2 %**	**23.7 %**	**(0.4)%**	**(1.6)%**	**0.1 %**	**0.3 %**
Adjusted fee income ratio (non-GAAP)	{b ÷ d}	**23.8 %**	**24.2 %**	**23.7 %**	**(0.4)%**	**(1.6)%**	**0.1 %**	**0.5 %**
Tangible noninterest expense, adjusted total revenue (FTE) and efficiency ratio (FTE)								
Net interest income		$ 208,617	$ 206,463	$ 189,273	$ 2,154	1.0 %	$19,344	10.2 %
Noninterest income		65,088	65,771	58,788	(683)	(1.0)%	6,300	10.7 %
Total revenue	{a}	273,705	272,234	248,061	1,471	0.5 %	25,644	10.3 %
Less: Investment securities gains, net		—	—	109	—	— %	(109)	— %
Add: Tax equivalent adjustment [1]		1,804	1,658	1,581	146	8.8 %	223	14.1 %
Adjusted total revenue (FTE) (non-GAAP)	{b}	$ 275,509	$ 273,892	$ 249,533	$ 1,617	0.6 %	$25,976	10.4 %
Noninterest expense	{c}	$ 126,616	$ 129,514	$ 122,261	$(2,898)	(2.2)%	$ 4,355	3.6 %
Less: Amortization of intangible assets		804	807	807	(3)	(0.4)%	(3)	(0.4)%
Tangible noninterest expense (non-GAAP)	{d}	$ 125,812	$ 128,707	$ 121,454	$(2,895)	(2.2)%	$ 4,358	3.6 %
Efficiency ratio	{c ÷ a}	**46.3 %**	**47.6 %**	**49.3 %**	**(1.3)%**	**(2.8)%**	**(3.0)%**	**(6.1)%**
Efficiency ratio (FTE) (non-GAAP)	{d ÷ b}	**45.7 %**	**47.0 %**	**48.7 %**	**(1.3)%**	**(2.8)%**	**(3.0)%**	**(6.2)%**

[1] Effective marginal tax rate of 23.84% used for all periods.

		Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
Adjusted net income and adjusted return on average total assets								
Net income	{a}	$ 111,088	$ 107,591	$ 94,798	$ 3,497	3.3%	$ 16,290	17.2 %
Add: Investment securities (gains), net of taxes [1]		—	—	(83)	—	—%	83	(100.0)%
Adjusted net income (non-GAAP)	{b}	$ 111,088	$ 107,591	$ 94,715	$ 3,497	3.3%	$ 16,373	17.3 %
Average total assets	{c}	$20,513,495	$19,666,237	$19,175,137	$847,258	4.3 %	$1,338,358	7.0 %
Return on average total assets [2]	{a ÷ c}	**2.20 %**	**2.17 %**	**2.00 %**	**0.03 %**	**1.2 %**	**0.19 %**	**9.5 %**
Adjusted return on average total assets (non-GAAP) [2]	{b ÷ c}	**2.20 %**	**2.17 %**	**2.00 %**	**0.03 %**	**1.2 %**	**0.19 %**	**9.6 %**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the quarters are presented on an annualized basis.

9

Central Bancompany, Inc. and Subsidiaries

Quarterly Reconciliation of non-GAAP Measures *(unaudited)*

		Q1 FY26	Q4 FY25	Q1 FY25	Q vs PQ $VAR	Q vs PQ %VAR	Q vs PYQ $VAR	Q vs PYQ %VAR
			(dollars in thousands, except share and per share data)					
Tangible common equity, tangible book value per share and tangible common equity to tangible assets								
Total stockholders' equity	{a}	$3,798,326	$3,783,977	$3,243,627	$14,349	0.4 %	$554,699	17.1 %
Less: Goodwill and other intangible assets		350,859	351,664	354,084	(805)	(0.2)%	(3,225)	(0.9)%
Tangible common equity (non-GAAP)	{b}	$3,447,467	$3,432,313	$2,889,543	$15,154	0.4 %	$557,924	19.3 %
Total shares of Class A common stock outstanding	{c}	239,787	241,106	220,735	(1,319)	(0.5)%	19,052	8.6 %
Book value per share	{a ÷ c}	**$ 15.84**	**$ 15.69**	**$ 14.69**	**$ 0.15**	**0.9 %**	**$ 1.15**	**7.8 %**
Tangible book value per share (non-GAAP)	{b ÷ c}	**$ 14.38**	**$ 14.24**	**$ 13.09**	**$ 0.14**	**1.0 %**	**$ 1.29**	**9.8 %**
Total assets	{d}	$20,456,371	$20,751,978	$19,584,460	$(295,607)	(1.4)%	$871,911	4.5 %
Less: Goodwill and other intangible assets		350,859	351,664	354,084	(805)	(0.2)%	(3,225)	(0.9)%
Tangible assets (non-GAAP)	{e}	$20,105,512	$20,400,314	$19,230,376	$(294,802)	(1.4)%	$875,136	4.6 %
Total stockholders' equity to total assets	{a ÷ d}	**18.6 %**	**18.2 %**	**16.6 %**	**0.3 %**	**1.8 %**	**2.0 %**	**12.1 %**
Tangible common equity to tangible assets (non-GAAP)	{b ÷ e}	**17.1 %**	**16.8 %**	**15.0 %**	**0.3 %**	**1.9 %**	**2.1 %**	**14.1 %**
Tangible net income, adjusted tangible net income, average tangible common equity, adjusted return on average common equity, return on average tangible common equity and adjusted return on average tangible common equity								
Net income	{a}	$ 111,088	$ 107,591	$ 94,798	$ 3,497	3.3 %	$16,290	17.2 %
Add: Amortization of intangible assets, net of taxes [1]		612	615	615	(2)	(0.4)%	(2)	(0.4)%
Tangible net income (non-GAAP)		111,700	108,206	95,413	3,495	3.2 %	16,288	17.1 %
Add: Investment securities (gains), net of taxes [1]		—	—	(83)	—	— %	83	(100.0)%
Adjusted tangible net income (non-GAAP)	{b}	$ 111,700	$ 108,206	$ 95,330	$ 3,495	3.2 %	$16,371	17.2 %
Average common equity	{c}	$3,829,585	$3,523,389	$3,181,663	$306,196	8.7 %	$647,922	20.4 %
Less: Average goodwill and other intangible assets		351,380	352,186	354,612	(806)	(0.2)%	(3,232)	(0.9)%
Average tangible common equity (non-GAAP)	{d}	$3,478,205	$3,171,203	$2,827,051	$307,002	9.7 %	$651,154	23.0 %
Return on average common equity [2]	{a ÷ c}	**11.8 %**	**12.1 %**	**12.1 %**	**(0.4)%**	**(2.9)%**	**(0.3)%**	**(2.6)%**
Adjusted return on average common equity (non-GAAP) [2]	{b ÷ c}	**11.8 %**	**12.1 %**	**12.1 %**	**(0.4)%**	**(2.9)%**	**(0.3)%**	**(2.6)%**
Return on average tangible common equity (non-GAAP) [2]	{a ÷ d}	**13.0 %**	**13.5 %**	**13.7 %**	**(0.5)%**	**(3.8)%**	**(0.7)%**	**(4.8)%**
Adjusted return on average tangible common equity (non-GAAP) [2]	{b ÷ d}	**13.0 %**	**13.5 %**	**13.7 %**	**(0.5)%**	**(3.8)%**	**(0.7)%**	**(4.8)%**

[1] Effective marginal tax rate of 23.84% used for all periods.

[2] Ratios for the quarters are presented on an annualized basis.

10